Exhibit 99.1

Contacts:
Nicole Estrin
Manager of Corporate Communications & IR
408-215-4572
nestrin@hyseq.com

Pete Garcia
Chief Financial Officer
408-215-4573
pgarcia@hyseq.com

Lilian Stern
Investor Relations
212-362-1200
lilian@sternir.com

HYSEQ AND VARIAGENICS MERGE TO FORM NEW COMPANY, NUVELO

—Combined company begins trading on Nasdaq under new name and ticker symbol,
(Nasdaq: NUVO) —

SUNNYVALE, CA and CAMBRIDGE, MA, February 3, 2003 /PRNewswire/ — Hyseq Pharmaceuticals, Inc. (Nasdaq: HYSQ) and VARIAGENICS, Inc. (Nasdaq: VGNX) today announced that they have completed the merger of the two companies. The combined company will be named Nuvelo, Inc. and will begin trading on Nasdaq under the ticker symbol, NUVO, at the open of market today.

As previously announced, Dr. Ted W. Love will serve as president, CEO and board member of Nuvelo and Dr. George Rathmann will assume the chairmanship of the new board. The remainder of the Nuvelo board of directors will include Richard Brewer and Mary Pendergast from the Hyseq board and Dr. Philippe Chambon, Dr. Jean-Francois Formela and Martin Vogelbaum from the VARIAGENICS board.

“With the combination of our emerging product portfolios and strong corporate relationships, we are confident that Nuvelo will create substantial value for its shareholders,” commented Dr. Ted W. Love, president and chief executive officer of Nuvelo. “We are excited to leverage the strength of the new company to continue development of our lead product candidate, alfimeprase, as well as our other biotherapeutic and diagnostic products.”

2002 Year End Results and Conference Call Information

Confidential	Page 2	2/3/2003

Nuvelo will announce its fourth quarter and 2002 results on February 24, 2003 and will hold a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss the year end results as well as the strategy and focus of the company.

About Nuvelo

Nuvelo, Inc., formed by the merger of Hyseq Pharmaceuticals, Inc. and Variagenics, Inc., is engaged in the discovery and development of biopharmaceutical and molecular diagnostic products. Nuvelo’s lead product candidate, alfimeprase, is partnered with Amgen and is currently in Phase I clinical trials. Additional programs include cancer diagnostics and drug discovery focused on cancer immunotherapeutics and secreted proteins.

Information about Nuvelo is available at www.nuvelo.com or by phoning 408-215-4000.

Statements contained in this press release which are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “should,” “may,” “estimate,” “goals,” and “potential,” among others. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risk that we may not successfully integrate the Variagenics business following our recent merger, uncertainties relating to drug discovery, clinical development processes and the development and commercialization of our molecular diagnostics technology; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to our ability to obtain substantial additional funds required for progress in drug discovery and development. These and other factors are identified and described in more detail in our filings, and those of Variagenics, with the SEC, including without limitation our respective Annual Reports on Form 10-K for the year ended December 31, 2001, our most recent quarterly report on Form 10-Q, and the joint proxy statement/prospectus filed in connection with the merger. We disclaim any intent or obligation to update these forward-looking statements.

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